Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

OBA Financial Services, Inc.

Germantown, Maryland

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 27, 2013, relating to the consolidated financial statements of OBA Financial Services, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania

June 16, 2014